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                                                                 EXHIBIT 10(w)

                       Second Amendment to the Amended
                     and Restated Supplemental Agreement

         SECOND AMENDMENT TO AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT dated as of September 22, 1994 between Manville Corporation, a Delaware corporation (the "Company"), and Manville Personal Injury Settlement Trust (the "Trust").

         WHEREAS, the Company and the Trust are parties to an Amended and Restated Supplemental Agreement dated as of November 15, 1990 as amended by the First Amendment to the Amended and Restated Supplemental Agreement dated as of August 25, 1993 (collectively, the "Supplemental Agreement");

         WHEREAS, the Company and the Trust now wish to amend the Supplemental Agreement, pursuant to Section 6.02 thereof; and

         WHEREAS, contemporaneously with the execution and delivery of this Second Amendment, the Company and the Trust are entering into the Bonds Repurchase Agreement dated September 22, 1994 (the "Bonds Repurchase Agreement"), and the execution and delivery of this Second Amendment is a condition precedent to the obligations of each of the Company and the Trust on the Repurchase Date (as defined in the Bonds Repurchase Agreement) under the Bonds Repurchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Unless the context requires otherwise, all capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Supplemental Agreement.

         SECTION 2. Effectiveness; Counterparts. This Second Amendment shall become effective as of the date first above written. As amended hereby, the Supplemental Agreement is hereby ratified, confirmed and continued in all respects. This Second Amendment may be signed in separate counterparts, each of which shall be deemed for all purposes an original, but all such counterparts shall constitute but one and the same instrument.
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         SECTION 3. Amendments to the Supplemental Agreement.

               (a) Amendment to Section 4.02(s). Section 4.02(s) of the Supplemental Amendment is hereby amended by deleting the words "Prepayment Date (as defined in the Bond Prepayment Agreement)". where they appear therein and substituting therefor the words "date on which the Second Bond is paid, prepaid or repurchased in full".

               (b) Amendment To Section 4.02. Section 4.02 of the Supplemental Agreement is hereby amended by inserting at the end thereof a
Section 4.02(t) which shall read in its entirety as follows:

               "(t)    Adjusted Consolidated Tangible Net Worth. Until the
       date on which the Second Bond is paid, prepaid or repurchased in full, the Company's Adjusted Consolidated Tangible Net Worth (as defined below) at the end of each quarterly fiscal period of each Fiscal Year shall not be less than $150 million. "Adjusted Consolidated Tangible Net Worth" of the Company, at the end of a quarterly fiscal period of a Fiscal Year, means total stockholders' equity of the Company and its consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts (net of applicable deferred taxes relating to such amounts) attributable to unamortized deferred charges, unamortized debt discount and expense, goodwill, patents, trademarks, service marks, trade names, copyrights, franchises, licenses and similar rights, organization, reorganization or developmental expenses, increases in the book value of any assets of the Company and its consolidated Subsidiaries as a result of any revaluation of such assets (other than any such increases resulting from regular periodic revaluations required under generally accepted accounting principles) and other intangible items; it being understood that (x) deferred net tax assets to the extent determined in accordance with generally accepted accounting principles and included in the Company's consolidated financial statements referred to in items (i) and (ii) of Section 4.02(e) for such quarterly fiscal period, shall not be deducted in determining Adjusted Consolidated Tangible Net Worth and
       (y) assets relating to the Company's pension plans shall be deducted, net of applicable deferred taxes relating to such assets, in determining Adjusted Consolidated Tangible Net Worth."




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               (b)      Amendment to Definition of "Debt". The definition of
"Debt" appearing in the Glossary to the Supplemental Agreement is hereby amended by adding the words "or the Schuller Notes" before the words "transferred to the Trust in payment of the Bond, the Original Bond or the Second Bond in clause (b) thereof.

               (c) Amendment to Definition of "Other Agreements". The definition of "Other Agreements" appearing in the Glossary to the Supplemental Agreement is hereby amended by adding the words "or the Bonds Repurchase Agreement" immediately after the words "the Bond Prepayment Agreement."

               (d) Amendment to Definition of "Profits". The definition of "Profits" contained in the Glossary to the Supplemental Agreement is hereby amended by:

                          (i) adding the words "the Bonds Repurchase Agreement", after the words "Bond Prepayment Agreement," at the first place that they appear in such definition;

                          (ii)    adding the words "or Schuller Notes"
                 immediately before the words "transferred to the Trust in payment of the Bond, the Second Bond or the Original Bond" where they appear in such definition;

                          (iii) adding the words "or the Bonds Repurchase Agreement" after the words "Bond Prepayment Agreement" at the second place that they appear in such definition; and

                          (iv) in clause (g) thereof, adding the words "or repurchase" immediately after the words "any prepayment" and adding the words "or the Bonds Repurchase Agreement" immediately after the words "Bond Prepayment Agreement."

                        (e) Additional Definitions. The following new definitions are hereby added to the Glossary to the Supplemental Agreement:

                 "'Bonds Repurchase Agreement' means the Bonds Repurchase Agreement dated September 22, 1994 between the Company and the Trust, as amended from time to time in accordance with the terms thereof."





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       "'Schuller Notes' means the Senior Notes due 2004 of Schuller
       International Group, Inc. (or any successor obligor under such notes) transferred by the Company to the Trust pursuant to the Bonds Repurchase Agreement."

             SECTION 4. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

             IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                 MANVILLE CORPORATION

                                 By  /s/ RICHARD B. VON WALD
                                      Name:    Richard B. Von Wald
                                      Title:   Senior Vice President,
                                               General Counsel and Secretary

                                 MANVILLE PERSONAL INJURY
                                   SETTLEMENT TRUST

                                 By  /s/ DAVID T. AUSTERN
                                      Name:    David T. Austern
                                      Title:   General Counsel and SecreTary






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